CONTENTS

1.     Interpretation     2
2.     Licence     2
3.     Quality  of  Licensed  Products     3
4.     Use  of  the  Property     4
5.     Infringements     4  -  5
6.     Jordan's  Obligations     5  -  6
7.     Consideration     6
8.     Calculation  and  Payment  of  Royalties     6  -  7
9.     Payments     7  -  8
10.     Affiliated's  Obligations  and  Undertakings     8  -  11
11.     Indemnity     11
12.     Term  and  Termination     11  -  12
13.     Limitation  of  Liability     12
14.     Confidentiality     13
15.     Notices     13  -  14
16.     Force  Majeure     14
17.     General     14  -  15
18.     Miscellaneous     15

SCHEDULE  1     16
Definitions  and  Interpretation     16  -  19


SCHEDULE  2     20
Manufacturing  Agreement     20  -  21


SCHEDULE  3     22
Distribution  Agreement     22  -  23


SCHEDULE  4     24
Statement     24

DATE:     August  31,  2000                         NO.:  JGP  004

PARTIES:

(1)     JORDAN  GRAND  PRIX  LIMITED  (a  company registered in England     with
number 2417588) whose registered office is at Dadford Road, Silverstone, Northamptonshire, England NN12 8TJ (JORDAN); and

(2)     AFFILIATED  RESOURCES CORPORATION (a company registered     in USA, with
I.R.S. Employer I.D. Number 84-1045715) whose principal     place of business is
at  3050  Post  Oak  Boulevard,  Suite  1080,  Houston,  Texas,     USA  77056
(AFFILIATED).


1.     INTERPRETATION.

     1.1 The definitions and general provisions in schedule 1 apply to this agreement.


2.     LICENCE.

     2.1     Jordan  grants  to  Affiliated, on the terms of this agreement, the
non-               exclusive  right  and  licence  to  use  the  Property in the
Territory  during  the          Term,  and if the parties agree, then during the
Renewal  Term,  solely  in
          connection with the manufacture or Distribution of the Licensed Products.

     2.2     Affiliated  must not use the Property other than in connection with
the          manufacture  or  Distribution  of the Licensed Products without the
prior          written  consent  of  Jordan.

     2.3     Affiliated  must  not  sell the Licensed Products packaged together
with          any  other  product  without  the prior written consent of Jordan.

     2.4     The  right  and  licence  granted  pursuant  to  this  agreement is
personal  to          Affiliated  and  does  not  include any right to assign or
grant  sublicenses,          or  to  have  the Licensed Products manufactured or
Distributed  for  it  by
          any  third  party  without  Jordan's  prior  written  consent.

     2.5 In the event Affiliated wishes to contract with a third party to manufacture the Licensed Products on its behalf, Affiliated shall not do so  without  the  prior  written  consent  of  Jordan. Once such prior
written          consent  has  been  obtained, Affiliated will not contract with such  third
          party unless such third party has first entered into a Manufacturing Agreement.

     2.6. In the event Affiliated wishes to with a third party to distribute Licensed
          Products, Affiliated shall not do so without the prior written consent of
          Jordan. Once such prior written consent has been obtained, Affiliated will not contract with such third party unless such third party has first entered  into  a  Distribution  Agreement.

     2.7     The  agreement  does not give Affiliated the right to use the logos
or               marks  of any Sponsor, except to the extent that such logos are contained
          in the Photograph and the Photograph is used in accordance with this agreement.

     2.8 If requested to do so by Jordan, Affiliated will apply jointly with Jordan to the registrar of trade marks in any country within the Territory for the registration of the licence to Affiliated, and for this purpose will enter into a registered user agreement in a form reasonably required by Jordan.


3.     QUALITY  OF  LICENCE  PRODUCTS.

     3.1     All  Licensed  Products  and  Materials  manufactured by Affiliated using
          the  Property  shall  comply  with standards of quality in relation to
their          manufacture,  materials  used,  workmanship,  design,  packaging, storage
          and  safety  as  are  agreed  by  Jordan  from time to time and as are
required          by  any  relevant  laws  or  regulations of any country in the
Territory  in          which  the  Licensed  Products  are  manufactured  and or
Distributed.

     3.2 Affiliated will submit to Jordan for its approval a pre-production prototype and two samples of any Licensed Product and Material which it proposes to manufacture or Distribute, pursuant to this agreement and Affiliated will not manufacture or Distribute any
Licensed          Products  until  it  has  received  Jordan's  prior  written approval;

     3.3 Jordan will notify Affiliated if it does not approve any Licensed Product or Material supplied to it in accordance with subclause 3.2 within  28  days  of  receipt  of  such  item  giving  its reasons for
withholding          its  approval  and  indicating  any changes to the Licensed
Products  or               Material  which  may  make  it  acceptable to Jordan;

     3.4     For  the  purpose of ensuring that Affiliated is complying with the
quality          standards:

          3.4.1     Affiliated  will as reasonably requested by Jordan from time
to               time  supply  to  Jordan at Affiliated's expense samples of the
Licensed  Products and Materials for the purpose of inspecting               and
testing  the  same;  and

          3.4.2 Jordan by its authorised representatives may on reasonable notice and at its own expense visit Affiliated's premises during normal business hours to inspect the method of manufacture of the Licensed Products, the Materials used, and the storage of the Licensed Products.

     3.5     Licensed  Products using the Property which in Jordan's opinion are
not          of  the  quality  required  by  Jordan  under clause 3.2, or do not
comply          with  clause  3.1,  will  immediately  on  notice being given by
Jordan  to
          Affiliated be withdrawn from manufacture and Distribution by Affiliated. Such Licensed Products shall either be corrected or destroyed
          or returned to Jordan at Jordan's option. Jordan may inspect any such corrected Licensed Products before they are re-marketed.

     3.6     If  at  any  time  Affiliated  becomes  aware  of any defect in any
Licensed          Product manufactured by Affiliated it shall immediately inform
Jordan.

     3.7     Jordan's  approval pursuant to clause 3.2 relates solely to quality
and  use          of the Property by Affiliated on the Licensed Products and not
for  any
          other purposes including the quality of the Licensed Products and the compliance of such Licensed Products with all applicable laws.

     3.8     If  Jordan  has  any  grounds  for  reasonably  believing,  after
consulting  the          Licensee that clauses 10.1.19 and 10.1.20 have not been
complied with,          it may require that the Licensee suspend Distribution of
the  Licensed
          Products  in  all  or  part  of  the  Territory until such time as the
Licensee  has          shown compliance to the reasonable satisfaction of Jordan
with  clauses
          10.1.19 and 10.1.20 in respect of that part of the Territory to which the suspension  applies.

     3.9     No  less  than  one  month  before  commencing  Distribution of the
Licensed          Products  in  any  part  of  the Territory, the Licensee shall produce  to
          Jordan:

          3.9.1     evidence that it has complied with clauses 10.1.18, 10.1.20,
and               10.2;

          3.9.2 a report from an independent expert appointed by agreement between the parties, or in the absence of such agreement by the president for the time being of the Institute of Chartered Accountants confirming compliance with clause 10.1.19.

4.     USE  OF  THE  PROPERTY.

     4.1     All  use  of  the Property by Affiliated will be for the benefit of
Jordan  and          the  goodwill accrued by Affiliated arising from its use of
the  Property          will  accrue  to  and  be held in trust by Affiliated for
Jordan  which
          goodwill Affiliated agrees to assign to Jordan at its request at any time whether  during  or  after  the  Term.

     4.2     Whenever the Property is used by Affiliated it shall be accompanied
by          wording  to  show  that  the Property is used by Affiliated with the permission of Jordan and the terms of such wording and its placing shall be as reasonably requested by Jordan.

     4.3     Affiliated  will  use the Property in the form stipulated by Jordan
from          time  to  time and will observe all reasonable directions given by
Jordan          as  to  colours  and size of the representations of the Property
and  its               manner  and  disposition  on  the  Material.

     4.4     Affiliated  shall  not  use any mark or name confusingly similar to
the               Property  in  respect  of  any  goods  similar to the Licensed
Products  and
          shall not use the Property on any goods or services other than the Material.

     4.5     Affiliated  shall  not  use  the  Property as part of any corporate
business  or          trading  name  or  style  of  Affiliated.


5.     INFRINGEMENTS.

     5.1     Affiliated  will give Jordan full particulars in writing of any use
or               proposed  use  by  any other person, firm or company of a trade name,
          trade mark or get-up of goods or mode of promotion or advertising which amounts or might amount either to infringement of Jordan's rights in relation to the Property or to passing-off or unfair competition
          or any analogous event under the law of any relevant jurisdiction immediately upon becoming aware of such use or proposed use.

     5.2 If Affiliated becomes aware that any other person, firm or company alleges that use of the Property infringes any rights of another party
or          that  the  Property  is  otherwise attacked or attackable Affiliated will
          immediately give Jordan full particulars in writing of such allegation and will make no comment or admission to any third party in respect of such allegation.

     5.3     Jordan  will  have  the  conduct of all proceedings relating to the
Property          and  shall in its sole discretion decide what action if any to take  in  respect
          of  any  claim or counterclaim brought or threatened in respect of the
use          of  the Property. Jordan will not be obliged to bring or defend any proceedings in relation to the Property if it decides in its sole discretion not to do so.

     5.4     If  use of the Property or the Distribution of the Licensed Product
is               prohibited  in any part of the Territory the licence to use the
Property  in
          that  part  of  the  Territory  will  be  terminated.

     5.5     Affiliated  will at the request of Jordan give full co-operation to
Jordan  in          any  action,  claim  or proceedings brought or threatened in respect  of
          the Property and Jordan will meet any reasonable expenses incurred by Affiliated to third parties in giving such assistance.


6.     JORDAN'S  OBLIGATIONS.

     6.1 Affiliated may make use of statements by Jordan's employees on the Materials, subject to Affiliated obtaining Jordan's prior written consent to the contents of the statement, the fact that is to be attributed to a Jordan employee and the proposed use of such statement.

     6.2     Jordan  will  offer for sale on behalf of Affiliated, on such terms
as  may          be  agreed  between  the  parties,  a selection of Affiliated's
Licensed
          Products  chosen  by  Jordan  on  the  Jordan  web  site.

     6.3 If Jordan creates and or manages any permanent free-standing boutiques featuring any other licensed products, Jordan will offer for sale on behalf of Affiliated, on such terms as may be agreed between the parties, a selection of the Licensed Products chosen by Jordan.

     6.4     During  each  Year, Jordan will permit Affiliated use of a Show Car
on          such  terms  as  may  be  agreed  between  the  parties,  for  five consecutive
          days  in  the United States of America and one day in each of Germany,
Japan,     and  the  United  Kingdom,  excluding  four  days  transportation time  per  Year.

     6.5 Affiliated may purchase a maximum number of 10 additional days' use of the Show Car on such terms as may be agreed between the parties.

     6.6     It  is  a  condition  of  sub-paragraphs  6.4  and  6.5  that:

          6.6.1 Affiliated arranges suitable insurance in the sum of 50,000 against the possibility of damage to the Show Car whilst it is on display or, having been delivered to the display site, whilst it is being moved into position for such display or being taken off such display prior to it being taken from the display site; and

          6.6.2     Affiliated  will  pay all reasonable transportation costs of
the                    Show  Car.

     6.7     Jordan  will  use  its  reasonable  endeavours  to  make a Show Car
available          for  the dates required by Affiliated pursuant to clauses 6.4 and  6.5.
          Affiliated acknowledges that the use of the Show Car on specific dates is subject to availability and Jordan's right to refuse availability where the time taken to transport the Show Car will in Jordan's opinion be such as to  deny  other  parties  reasonable  access  to  the  Show  Car.

     6.8 Jordan will allocate one half-page of advertising space in each future issue of the J Magazine on such terms as may be agreed between the parties for use by Affiliated subject to Jordan's approval of the advertisement and payment by Affiliated of the relevant advertising fee.

     6.9 Jordan will use reasonable endeavours to encourage third parties at events who managed temporary kiosks offering Jordan-branded products for sale at Races in United Kingdom, the United States of America, Japan, and Germany, and Jordan-specific supporter-related events  to  stock  a  selection  of  the  Licensed  Products.

     6.10     Jordan  will  use  reasonable  endeavours  to assist Affiliated in
obtaining,          at  cost,  tickets  to  Races held during the Term in United
Kingdom,
          Germany,  Japan,  and  the  United  States  of  America.


7.     CONSIDERATION.

     7.1     In  consideration  of  the  grant  of  rights  to Affiliated in the
Territory               pursuant  to this agreement, Affiliated agrees to pay to
Jordan  in               accordance  with  clause  8:

          7.1.1     either,  or  both  of  the  following  sums  which  are  not
refundable               in  any  circumstances  and  is  not  to  be set off or
treated  as  an
               advance  against  future  royalty:

               7.1.1.1     $75,000  during  the  Term;

               7.1.1.2     $150,000  during  the  Renewal  Term;

          and

          7.1.2     15  per  cent  of  the  Net  Invoice  Price of each Licensed
Product
               distributed through wholesale means in the United States of America; or

          7.1.3     30  per  cent  of  the  Net  Invoice  Price of each Licensed
Product
               distributed through wholesale means in the Territory, excluding the United States of America; or

          7.1.4     30  per  cent  of  the  Net  Invoice  Price of each Licensed
Product               sold  directly  to  consumers.



8.     CALCULATION  AND  PAYMENT  OF  ROYALTIES.

     8.1 The sum referred to in clause 7.1.1 will be paid to Jordan as follows:

          8.1.1     US$  5,000  on  signature  of  the  agreement;

          8.1.2     US$70,000  on  1  March,  2001;

          8.1.3     and  pursuant  to  the  Renewal  Term being agreed to by the
parties,               then:

               8.1.3.1     US$75,000  on  1  March,  2002;  and

               8.1.3.2     US$75,000  on  1  March,  2003.

     8.2     Within  30  days:

          8.2.1     of  the  end  of  each  Month, Affiliated shall complete and
deliver  to               Jordan a Statement, in accordance with schedule 4, for
sales
               detailing Licensed Products Distributed during each Month in the United Kingdom, Germany, Japan, and the United States
of  America;  and

          8.1.2     of  the  end  of each Quarter, Affiliated shall complete and
deliver               to  Jordan a Statement, in accordance with schedule 4, for sales
               detailing the Licensed Products Distributed during each Quarter throughout the Territory, excluding Licensed Product Distributed in the United Kingdom, Germany, Japan, and the United States
               of  America.

     8.3 Receipt or acceptance by Jordan of any Statements, or payments made by Affiliated in accordance with subclauses 7.1.2, 7.1.3, or 7.1.4 shall not  prevent Jordan from questioning the correctness of the Statements
or          payments  at  any time and in the event that any mistakes in payment
or          inconsistencies  are  discovered in the Statements or payments, they shall
          immediately  be  rectified and the appropriate payments made to Jordan
by          Affiliated.

     8.4 Within 30 days of the end of each calendar Quarter, Affiliated shall pay to Jordan the amount of any royalty payments due to Jordan pursuant to subclauses 7.1.2 and 7.1.3, as itemised on the Statements in respect of such Quarter referred to in clause 8.2.

     8.5     Subject  to  Jordan  providing  Affiliated  with  two working days'
notice,          Affiliated  must  make  available  to  Jordan or its authorised representatives all information, documents, books of account and other records relating to the Distribution of Licensed Products by
Affiliated,
          from the Commencement Date up to the sixth anniversary of the Termination Date and shall permit Jordan to make copies of any such documents, books of account and records for the purpose of making an audit of sales of Licensed Products. Jordan shall pay for the fees and expenses of such audit unless the audited books of Affiliated reflect a discrepancy of more than 1.5 percent of the royalty reported and paid to
          Jordan under subclauses 7.1.2 and 7.1.3. In such an event Affiliated shall pay the fees and expenses incurred by Jordan in respect of such audit.


9.     PAYMENTS.

     9.1 All sums due Jordan will be paid by Affiliated to be received by Jordan on  the  due  dates  for  payment  of  such  sums  at:

               AIB  (GB)  Bank  plc
               18  St.  Edmunds  Road
               Northampton
               England  NN1  5EM
               Account:  17076065
               Sort  Code:  23-85-87

     9.2     All  sums payable under this agreement are exclusive of value added
tax          or  other  applicable taxes or duties, for which Affiliated will be additionally liable. Such sums will be paid without any deduction or withholding except any tax which Affiliated is required by law to deduct
          or withhold, in which case the payment made by Affiliated will be increased to the extent necessary to ensure that Jordan receives a net sum equal to the sum it would have received had there been no deduction or withholding.

     9.3     All  sums  not  paid  by  Affiliated to Jordan by the due date will
incur               interest  at  the  rate  of five percentage points above the
then  current  annual          base  rate  of  AIB  (GB)  Bank plc on the amount
outstanding  for               the  period  from  the  due  date  to the date of
receipt  of  cleared  funds  and
          such interest will be paid no later than one month from the due date of the original payment failing which it will itself be added to the amounts outstanding  and  bear  interest  at  the  same  rate.


10.     AFFILIATED'S  OBLIGATIONS  AND  UNDERTAKINGS.

     10.1     Affiliated  warrants  and  undertakes  that  it:

          10.1.1     will  set  up  an  active Distribution network for Licensed
Products
               in the United States of America, the United Kingdom, and Germany no later than 1 March, 2001; and in Japan no later than
               1 November, 2001; and will use its best endeavours to promote and develop the Distribution of the Licensed Products throughout  the  Territory;

          10.1.2 will ensure that its activities will do nothing to harm the reputation, image or goodwill of Jordan or the Property or any of its Sponsors;

          10.1.3     will  not  permit  the  issue of any press release or media
statement               relating  in  any  way to Jordan or the Property without
the  prior
               written  approval  of  Jordan;

          10.1.4     will  at  the  request of Jordan supply to it or, as it may
direct,                    Licensed  Products  not  exceeding  two cases of each
Licensed               Product  in any Year at no charge for testing by Jordan's
               technical  department;

          10.1.5 will submit to Jordan a Business Plan 30 days after the agreement is signed, and then again by 1 July, 2001, with such
Business  Plan     including  details  of  distribution  and  sales
forecasts; should the parties agree to the Renewal Term, then               such
Business  Plan  shall  be  submitted to Jordan two months               prior to
each  Season;

          10.1.6 will ensure that any Licensed Products or Material conforms with any sample or prototype, approved by Jordan in respect of them;

          10.1.7     will  ensure  that  all Licensed Products and Material will
comply               with  all  laws applicable to such items in any part of the
Territory
               in which they are manufactured or Distributed and acknowledges that any approval given by Jordan pursuant to subclause 3.2 is without prejudice to Affiliated's warranty in this  subclause;

          10.1.8     owns  and  is  exclusively  entitled  to  manufacture  or
Distribute,  the               Licensed  Products  in  the  Territory;

          10.1.9     is  entitled  to  enter  into  this  agreement;

          10.1.10  is  able  to  carry  out  its  obligations  in the agreement;

          10.1.11  will  not  infringe  the  rights  of  any  third party by the
manufacture                 or  Distribution,  of the Licensed Product using the
Property;

          10.1.12 will ensure that each and every one of the Licensed Products and the Material will contain such copyright and/or trademark and/or such other relevant notices as shall be required and/or approved by Jordan from time to time and that no copyright notice in any other name shall be affixed to any such item without  Jordan's  consent;

          10.1.13 will not at any time do or suffer to be done any act or thing which will in any way adversely impair or adversely affect the rights  and  interests  of  Jordan  in  the  Property;

          10.1.14 will not make any representations or do any act which may be taken to indicate that it has any right title or interest in or to the ownership or use of any of the Property except under the terms of this agreement, and acknowledges that nothing contained in this agreement shall give Affiliated any right, title or interest in  or  to  the  Property  save  as  granted  by  this  agreement;

          10.1.15 will only Distribute the Licensed Product either to bona fide independent wholesalers, retailers for resale and distribution directly to the public or directly to consumers, in all cases in the course  of  normal  cash  trading;

          10.1.16 will do nothing which might indicate that any Licensed Product is personally endorsed by a Driver;

          10.1.17 will spend at least $25,000 per annum in advertising and promoting the Licensed Products, such amount will include:

               10.1.17.1     at  least  one  half-page  advertisement  in  each
                         issue  of  J  Magazine  during  each  Year  of  the
Term;  and

               10.1.17.2     the  placement  of at least one "win" advertisement
                         in  the  event  that  Jordan  wins  a  Race held in the
United  Kingdom,  the  United  States  of  America,
                         Germany  and/or  Japan  during  the  Term,  with
                         such advertisement appearing in the United Kingdom, the United States of America,
Germany  and/or  Japan  within     30  days  of  the
                         Race win in that country. Such advertisement must be approved in advance, in writing, and will appear  in  a  publication  of  Affiliated's  choice
                         within  the  country  of  the  Race  win  by  Jordan;

               10.1.17.3 use of a Show Car for five consecutive days in the United States of America;

          10.1.18 will, at its own expense, carry product liability and comprehensive general liability insurance covering the
               Licensed Products to a minimum amount of _____________. Upon request by Jordan, Affiliated will provide Jordan with copies of the policy documents and most recent premium receipts relating to such insurance;

          10.1.19 will ensure that all products which are part of the Licensed Products are safe, fit for their purpose and do not pose any health or environment hazard whether by use, method of manufacture of otherwise; and

          10.1.20 have the benefit of all approvals, licences or other requirements in respect of the Licensed Products that are mandatory or recommended in every part of the Territory in which they are Distributed.

     10.2     The  insurance  referred  to  at  clause  10.1.18  will  provide:

          10.2.1 that the insurers shall waive any and all rights of subrogation against Jordan;

          10.2.2  that  Jordan  shall  be  named  as  additional insured for its
respective               rights and interests as owner subject to a severability
of  interests               clause;

          10.2.3  that  Jordan  shall  be  named  as  loss  payee;

          10.2.4 that it shall not be invalidated so far as concerns Jordan by any action or inaction by Affiliated and that the interest of Jordan regardless of any breach or violation by Affiliated of any warranty, declaration or condition contained in the Insurance is insured;

          10.2.5 for payment to Jordan in full before either Affiliated's claim or the claims of Affiliated's mortgagees, or other lien holder of Affiliated who might also be named as insureds or additional insureds or loss payees on the Insurance;

          10.2.6 that it shall be endorsed that it is a primary insurance without any right of contribution and that any other insurance of Affiliated shall be secondary or excess insurance;

          10.2.7  that  it  shall  specifically  refer  to  this  clause;

          10.2.8 that it shall provide that Jordan will be given 30 days' prior written notice before any adversely material alteration to or cancellation of the Insurance;

          10.2.9 that it waives any right of the insurers to any set off or counterclaim or any other deduction whether by attachment or otherwise in respect of the liability of Affiliated, Jordan, any nominated interested third party, or others insured under the Insurance; and

          10.2.10 world-wide coverage (subject only to such reasonable exceptions as may be notified to and accepted by Jordan).

     10.3     Should  Affiliated  fail  to keep the Insurance  in full force and
effect               Jordan  shall  have  (inter  alia)  the  option  to pay the premiums  due  on  the
          Insurance or to take out new insurance satisfactory to Jordan in which event any sums paid by Jordan in this regard shall be repaid to Jordan within 14 days of Jordan notifying Affiliated in writing of the premium paid.

     10.4 Affiliated shall supply such information to Jordan as Jordan may require in  connection  with  the  Insurance  or  any  claim  thereunder.

     10.5 Affiliated shall not by any act or omission invalidate the Insurance or cause  the  premium  in  respect  thereof  to  be  increased.

11.     INDEMNITY.

     11.1 Affiliated will be liable for and will indemnify and hold Jordan and its officers, servants and agents harmless on a full after tax indemnity basis against any and all liability, loss, damages, costs, legal costs, professional and other expenses of any nature whatsoever incurred or suffered by Jordan whether direct or consequential including but without
          limitation any economic loss or other loss of profits, business or goodwill arising out of:

          11.1.1 any dispute or contractual tortuous or other claims or proceedings brought against Jordan by a third party claiming relief against Jordan by reason of the manufacture, use or
               Distribution of any Licensed Products by Affiliated or the use of the Property;

          11.1.2     any  breach  by  Affiliated of the warranties, undertakings
and                    obligations  set     out  in  this  agreement;

          11.1.3  any  offer  for  sale  of  the  Licensed  Products  by Jordan;

          11.1.4 any defects in any Licensed Products manufactured, promoted or distributed by Affiliated;

          11.1.5  any  act  or  omission  of  any  third  party  manufacturer or
distributor               appointed  by  Affiliated to manufacture or distribute
the  Licensed               Product.


12.     TERM  AND  TERMINATION.

     12.1     Either party may terminate this agreement without prejudice to its
other          remedies  immediately  by  notice in writing to the other if that other  either:

          12.1.1     commits  a  breach  of this agreement, provided that if the
breach  is               capable of remedy the notice shall only be given if the
party  in
               breach has not remedied the breach within one month of having been given notice in writing specifying the breach and requiring it to be remedied; or

          12.1.2 commits four or more breaches of this agreement whether or not such breaches are material or remedied in any period of 12 months;  or

          12.1.3     suffers  an  insolvency  Event;

     12.2     Termination of this agreement for whatever reason shall not affect
the          accrued  rights  of  the  parties  arising  in  any way out of this agreement  as
          at the Termination Date and in particular but without limitation the right to  recover  damages  from  the  other.

     12.3     On  the Termination Date Affiliated shall cease to make any use of
the          Property  save  that if Affiliated has a stock of Licensed Products existing
          or in the course of manufacture or unfilled orders on hand at the Termination Date Affiliated may, but only with Jordan's written consent, Distribute such stock on the terms of this agreement or on such
          other  terms  as  may  be  agreed  for  a  period  of  90  days.

     12.4     If  the  parties  can not agree terms for Affiliated to Distribute
the               Licensed  Products referred to in clause 12.3, or if following
the               expiration  o  the  period  referred  to  in clause 12.3 above
Affiliated still          has stock of the Licensed Products which have not been
Distributed,
          Affiliated  shall  immediately  destroy  or procure the destruction of
such          Licensed  Products  and shall provide to Jordan a certificate in a
form               acceptable to Jordan evidencing such destruction signed by an officer  of
          Affiliated  or  by  an  independent third party as Jordan may require.

     12.5     All  provisions of this agreement which in order to give effect to
their          meaning need to survive its termination will remain in full force
and
          effect.

     12.6     Affiliated  shall  give  written  notice to Jordan no later than 1
November,          2001  indicating its desire to proceed with the Renewal Term.
Jordan          retains  the sole and exlcusive right to approve of such renewal
request,          or  to  deny  such  request  outright.  In  the event that the
Renewal  Term is          not entered into, 12.3 above shall govern the sell off
of  any  inventory          of  Licensed  Products.


13.     LIMITATION  OF  LIABILITY.

     13.1     Affiliated  agrees  that:

          13.1.1     except  liability  in  respect  of death or personal injury
resulting               from  Jordan's  negligence,  Jordan's  liability  to
Affiliated  arising
               out  of  this  agreement  will  not  exceed_____________;

          13.1.2 Jordan will not be liable for any loss incurred after the Termination Date.

14.     CONFIDENTIALITY.

     14.1     Each  party (RECIPIENT) undertakes with the other that it will not
during          the  Term  or at any time after the Termination Date use (except as
          required or permitted by this agreement) or divulge or communicate to any person any of the secrets or other confidential information relating  to
          the affairs or business of the other which the Recipient may receive or obtain in the contemplation, negotiation or performance of this agreement but so that this restriction will cease to apply to information
          which may become public knowledge otherwise than by the Recipient's breach of this agreement or where the disclosure of such information is
          required  by  law.


15.     NOTICES.

     15.1     Any notices or other communication given under this agreement must
be          in  writing  and  served:

          15.1.1     by  hand  delivery  to  the  recipient;  or

          15.1.2     by first class or airmail addressed to the relevant party's
address               as specified in this agreement, or such other address as a party
               may  have  last  notified  to  the  others  in  writing;  or

          15.1.3     by  fax  to  the  following  fax numbers, or such other fax
numbers               as a party may have last notified to the other in writing, together
               with  a  confirmatory  copy  sent  by  first  class  post:

               Party                    Number

               Jordan
               attention:  Frank  Madden  and     011-44-1753-868-855
               attention:  Eddie  Jordan     011-44-1327-850-861

               Affiliated
               attention:  Peter  Vanucci     00-1-713-355-8949

     15.2 Any notice given pursuant to clause 15.1 is deemed to have been served:

          15.2.1     if  delivered  by  hand,  at  the  time  of  delivery;

          15.2.2     if  sent by post, two clear Business Days or if by airmail,
five               clear  Business  Days,  after  the  date  of  posting;  and

          15.2.3     if  sent  by  fax, at the completion of transmission during
business               hours  at  its  destination  or,  if  not within business
hours,  at  the               opening  of the next period of business hours, but
subject  to

               15.2.3.1 proof by the sender that it holds a printed transmission report confirming despatch of the transmitted  notice;

               15.2.3.2 the sender not receiving any telephone calls from the recipient, to be confirmed in writing, that the fax  has  not  been  received  in  a  legible form; and

               15.2.3.3 despatch of the notice by post in accordance with clause 15.1.3 on the same day as its transmission.

     15.3 For the purpose of clause 15.2 BUSINESS HOURS means between 0900 and 1730 on a Business Day.


16.     FORCE  MAJEURE.

     16.1     Neither  Party is to be liable to the other for failure to perform
any               obligation  under this agreement if and so long as the failure is  caused  by
          circumstances beyond its control, including without limitation, war, insurrection, riot, fire, explosion, flood, third party injunction, national
          defence requirements, acts or regulations of national or local governments, or act of God.

     16.2     Force Majeure is not to affect the obligation of Affiliated to pay
Jordan          any  amounts  then due or which become due under this agreement.

     16.3     A  party  becoming aware of any Force Majeure must promptly notify
the          other  party  in writing of the relevant facts and any likely delay or  other
          effect and both parties will use their best endeavours to overcome such limitations.

     16.4     If  Force  Majeure  continues  for  two months and either party is
unfairly          prejudiced  as  a  result,  that  party  may by written notice terminate  this
          agreement with immediate effect without liability to the other party for such  termination.

17.     GENERAL.

     17.1     This  document  is  the  entire  agreement  between the parties in
respect  of          the  subject  matter to which it relates and supersedes all other  agreements
          or arrangements, whether written or oral, express or implied, between the parties. No variations of this agreement shall be effective unless made in writing signed by both parties or their authorised agents.

     17.2     Neither  party  shall  be  affected  by  any  delay  or failure in
exercising or          any partial exercising of his rights under this agreement
unless  it  has
          signed  an  express  written  waiver  or  release.

     17.3     Nothing  in this agreement shall create a partnership or establish
a               relationship  of  principal  and  agent  or  any other fiduciary relationship
          between  the  parties.

     17.4     This agreement is personal to the parties and will be performed by
the          parties  and  the  rights  and  obligations  of the parties are not capable  of
          being assigned or sub-contracted or otherwise dealt with in anyway except with the prior written consent of the other party.

     17.5     If  any  provision  of  the  agreement  is  held  by any competent
authority  to          be  invalid  or  unenforceable  in  whole or in part, the
validity  of  the  other
          provisions  of  the  agreement  will  not  be  affected.

     17.6     This  agreement may be executed in any number of counterparts each
of          which  when  executed and delivered will be an original, but all the counterparts  will  constitute  one  and  the  same  document.

     17.7     Any  dispute  relating  to  this  agreement  will  be  decided  by
arbitration               conducted  in accordance with the Arbitration Act 1996
by  a  single
          arbitrator in London to be agreed between the parties or, failing such agreement within 30 days of a request by either party to appoint an arbitrator, by an arbitrator appointed by the President for the time being,
          or next senior officer available, of the Law Society of England and Wales. The decision of such arbitrator will be final and binding on the
          parties.

     17.8     The  interpretation,  validity  and  performance of this agreement
shall  be          governed  by  the  laws  of  England  and  Wales.


18.     MISCELLANEOUS.

     18.1 Pursuant to the payment of the consideration noted in 8.1.1 and 8.1.2, if
          Affiliated calculates that delivery of the Licensed Products at the rates quoted in 7.1.2, 7.1.3, & 7.1.4 would be an inordinate financial burden on Affiliated, Jordan agrees to review such rates during the Business Plan submitted by Affiliated 1 July, 2001. Jordan retains the right to have such calculations reviewed by an independent auditor, at
          Affiliated's expense, prior to making any decision on any such potential modification  of  rates  quoted  herein.

For  and  on  Behalf  of                         For  and  on  Behalf  of
Jordan  Grand  Prix  Ltd.                    Affiliated  Resource  Corp.

_____________________                    _____________________

Name:  _______________                    Name:  ________________

Title:  _________________                    Title:  _________________

Date:  _________________                    Date:  __________________

                                   SCHEDULE 1

                         DEFINITIONS AND INTERPRETATION


1.     Unless  the  context  otherwise  requires the following definitions shall
apply     throughout  this  agreement:

     AGREED  FORM          a  document  in  a  form  agreed  by  the parties and
included by them for the purpose of identification.

     BUSINESS  DAYS          any  day  which  banks are open for business in the
City  of  London,  not  being  a  Saturday  or  Sunday.

     BUSINESS  PLAN          a  business  plan  detailing,  in  relation  to the
Licensed  Products,  marketing  plans,  investment                         and
projected  sales  in  the key markets of the                              United
Kingdom,  Germany,  Japan,  and  the
                         United States of America, and full details of channels of distribution against the projected sales.

     CAR                    a  Jordan  Formula  One  car  as  used  by Jordan in
the  World  Championship  from  time  to  time
                         during  the  Term.

     COMMENCEMENT  DATE     1st  March,  2001.

     DISTRIBUTE               to  administer,  market,  promote, sell, exchange,
hire  or  otherwise  dispose  of  by  any  means  and
                         distribution  shall  be  construed  accordingly.

     DISTRIBUTION
      AGREEMENT               the  Agreed  Form  document set out at schedule 3.

     DRIVERS               Jarno  Trulli  and  Heinz-Harald  Frentzen,  or  any
persons  substituted  for  either  or  both  of  them
                         from  time  to  time.

     FIA                    Federation  Internationale  de'Automobile  or  its
                         successors.

     FORCE  MAJEURE          an  event or circumstance referred to in clause 16.

     INSOLVENCY  EVENT          where  the  relevant  party:

                         1.     appoints  a  receiver,  administrative
receiver,  administrator,  manager or                                   official
receiver  over  its  affairs;

                         2.     goes  into  liquidation,  unless  for  the
purposes  of  a  solvent  reconstruction  or
                              amalgamation;

                         3.     has  distress,  execution,  sequestration
levied  or  issued  against  any  part  of  its
                              assets  and  is  not  paid  within  seven  days;

                         4.     is  otherwise  unable  to  pay  its  debts  as
they  fall  due  within the meaning of                                   section
123  Insolvency  Act  1986;

                         5.     ceases  or  threatens  to  cease to carry on its
business  or  a  substantial  part  of  its
                              business;

                         6.     is  subject  to  any  analogous  event  under
the  law  of  any  relevant  jurisdiction.

     J  MAGAZINE               Jordan's  magazine,  published  quarterly.

     LICENSED PRODUCTS          the following automotive aftermarket liquids and
                         aerosols  for  commercial  non-racing  purposes,
utilising  the Property as the main identifier for                         each:

                         Fuel Treatments and Additives including Octane Boosts, Gas Treatments, & Fuel System
Cleaners;

                         Cooling  System  Products;

                         Engine  Cleaners  &  Solvents;

                         Brake  System  Fluids;

                         Power  Steering  Fluids;

                         Lubricants  and  Penetrants;  and

                         Emergency Products including tire inflator sealers.

     MANUFACTURING
      AGREEMENT               the  Agreed  Form  document set out at schedule 2.

     MATERIALS               packaging,  display,  advertising  or  promotional
Materials,  labels  or  other  material  relating  to  or
                         connected  with  the  Licensed  Products.

     MONTH               each  calendar  month  during  the  Term.

     NET  INVOICE PRICE          the consideration in US dollars (or in the case
of                         overseas  sales,  converted  into  US  dollars at the
rate  of  exchange  as  at  the  date  of  payment  of
                         royalties under this agreement), receivable by Affiliated on the Distribution of Licensed Products using the Property in the Territory (excluding value added tax/sales tax, duties, freight,  insurance  and  other  taxes)  taking  into
                         account any volume discount, but without taking into account any cash discount for early settlement.

     PHOTOGRAPH               the  photograph  of  the Car set out in appendix B
or  such  other  photograph  as  Jordan  may  from
                         time  to  time  make  available  to  Affiliated.

     PROPERTY               the  visual  representation  of  Jordan's  name
                         including any trademark of Jordan as set out in appendix A and the Photograph.

     QUARTER               each  consecutive  period  of  three  calendar months
during  the  Term  with  the  first  Quarter
                         commencing  on  1  January,  2001.

     RACE                    any  race  which  counts  towards  the  World
Championship,  including  scrutineering  and  all
                         official practice and test sessions, whether timed or untimed, together with qualifying, warm up, racing, pace car and victory or slowing down laps.

     RENEWAL  TERM          the  period  from  1  January  2001  to  31
December,  2003,  or  Termination  Date  if  earlier.

     SEASON               the  season  which  commences  calendar  year  with
the  first  Race  and  ends  with  the  last  Race  of  that year  or  with  the  Termination  Date  if  earlier.

     SHOW  CAR               any  replica  of a car, without an engine, which is
supplied  by  Jordan  to  Affiliated  for  promotional
                         and display purposes at public or private or public exhibitions.

     SPECIFICATION          the  specification  detailing  the appearance of the
Car  in  each  Season  of  the  Term.

     SPONSOR               a  sponsor,  or  licensee of Jordan from time to time
during  the  Term.

     STATEMENT               the  statement  in  schedule  4  which sets out the
                         total sales of Licensed Products Distributed by Affiliated during the preceding Month or Quarter, the Net Invoice Price at which such items were Distributed and the royalties due on such
Distribution  in  accordance  with  clauses  7.1.2  and
                         7.1.3.

     TERM                    the  period  from  the  Commencement  Date  to  31
December,  2001  or  Termination  Date  if  earlier.

     TERMINATION  DATE          the  actual  date  when  termination  of  this
agreement                         takes  effect  however  terminated.

     TERRITORY               the  world.

     WORLD  CHAMPIONSHIP     the  series  of  motor races for Formula One racing
cars  currently  organised  and  held  under  the  aegis
                         of the FIA and known as the FIA Formula One World Championship, including both the competition for drivers and also that for constructors.

     YEAR                    each  period  of  12  calendar  months  commencing
on  the  Commencement  Date  or  any  anniversary
                         of the Commencement Date or such shorter period where the Termination Date occurs prior to the anniversary of the Commencement Date.

2.     Words  denoting  the  singular  shall  include the plural and vice versa;
words     denoting  any  gender  shall  include  all  genders.

3. The provisions of this schedule shall apply unless the meaning attributed by this schedule is inconsistent with the context of the relevant word or expression.

4.     Unless  otherwise  stated,  a reference to a clause, party, appendix or a
schedule  is     a  reference to respectively a clause in or a party or appendix
or  schedule  to  this     agreement.

5. Clause headings are for ease of reference only and shall not affect the interpretation of this agreement.

                                   SCHEDULE 2

                             MANUFACTURING AGREEMENT


Affiliated  Resource  Corporation          [Manufacturer's  Name  &  Address
3050  Post  Oak  Boulevard,               _______________________
Suite  1080                         _______________________
Houston,  Texas                    _______________________
USA  77056                         _______________________]


We, ___________________ (MANUFACTURER), whose registered office is situate at_________________________as supplier of Affiliated Resource Corporation (AFFILIATED), acknowledge that we have been made fully aware of Affiliated's obligations under agreement No. JGP 004 (AGREEMENT) between Jordan Grand Prix as
                            -----------
licensor (JORDAN), and Affiliated dated as 31 August, 2000 and expiring on 31 December, 2003 with regard to the licensing of products (LICENSED PRODUCTS) bearing Jordan's trademarks and copyrights (PROPERTY). Affiliated has engaged us to manufacture the following Licensed Products:


manufactured  at  the  following  address(es):


In order to enable Affiliated to comply with its obligations under the Agreement and to protect Jordan's rights, we expressly renounce any and all intellectual and industrial property rights in or in connection with the Licensed Products, and we undertake as follows:

(1)  to  comply  with  applicable  provisions  of  the  Agreement;

(2) not to manufacture the Licensed products using the Licensed Property for anyone but  the  Licensee;

(3)  not  to  sell  the  Licensed  Products  to any party other than Affiliated;

(4) not to exploit the Licensed Property for any purpose whatsoever other than in connection  with  the  manufacture  of  the  Licensed  Products;

(5) not to manufacture Licensed Products after the expiration or earlier termination of an agreement  with  Affiliated,  or  if  earlier  31  July,  2003;

(6) if required by Jordan to deliver to Jordan all the Licensed Products remaining in stock on the earlier of termination of our agreement with Affiliated, the termination of  the  Agreement  or  90  days  after  31  December,  2003;

(7) not to manufacture the Licensed Products at any address other than the addresses referred  to  above;

(8) to permit such representative as Jordan may from time to time designate to inspect the activities of the manufacturer in relation to the manufacturer of the Licensed
     Products.


In the event of any intellectual or industrial property right of whatsoever nature arising out of our manufacture or shipment of the Licensed Products, we hereby undertake to assign such right, free-of-charge, to Jordan, it being acknowledged by us that no such right shall inure to our benefit by reason of our manufacture or shipment of the Licensed Products.

We acknowledge Affiliated's, and Jordan's right at any time to conduct an audit of our accounts and other records, and to inspect our premises to satisfy Jordan and Affiliated of the due observance of Affiliated's obligations to Jordan and our full compliance with this Agreement.

We  further  undertake  NOT  TO:
a( incorporate or include our name or own trademarks in or on the Licensed Products or its packaging;
b( use the Property on any business sign, business cards, stationary items, forms, advertisement, promotional material, point of purchase, or other similar material;
c( use the Property as the name of our business or any division thereof; or d( imply that we have an association or official status with Jordan by using advertisements, promotional material, point of sale, or any other similar material.

We hereby acknowledge that Jordan is a third-party beneficiary of our agreement with Affiliated. We agree to hold harmless, defend and indemnify Jordan from any claims arising from the manufacture, shipment, sale or distribution of Licensed Products, or claims arising between Manufacturer and Affiliated in connection with the Licensed Products.

For and on behalf of          For and on behalf of          For and on behalf of
Jordan:                    [Manufacturer's  name]:     Affiliated:


By:_______________          By:_______________          By:_______________

Title:______________     Title:______________     Title:______________

Date:  _____________          Date:  _____________          Date:  _____________

                                   SCHEDULE 3

                             DISTRIBUTION AGREEMENT


Affiliated  Resource  Corporation          [Distributor's  Name  &  Address
3050  Post  Oak  Boulevard,               _______________________
Suite  1080                         _______________________
Houston,  Texas                    _______________________
USA  77056                         _______________________]


We, ________(DISTRIBUTOR) whose registered office is situate at ______________________________, as distributor of Affiliated Resource Corporation (AFFILIATED), acknowledge that we have been made fully aware of Affiliated's obligations under agreement No. JGP 004 (AGREEMENT) between Jordan
                                          -----------
Grand Prix as licensor (JORDAN), and Affiliated as licensee dated 31 August, 2000 and expiring on 31 December, 2003 with regard to the licensing of products (LICENSED PRODUCTS) bearing the trademarks and copyrights of Jordan (LICENSED PROPERTY) Licensee has engaged us to distribute the following Licensed Products:



in  the  following  Territory(ies):


In order to enable Affiliated to comply with its obligations under the Agreement and to protect Jordan's rights, we expressly renounce any and all intellectual and industrial property rights in or in connection with the Licensed Products, and we undertake as follows:

(1)  to  comply  with  applicable  provisions  of  the  Agreement;

(2) not to distribute the Licensed products using the Licensed Property for anyone but  the  Licensee;

(3) not to sell or distribute the Licensed Products to any person or entity outside of the territories specified above, or to solicit, sell or distribute the Licensed Products to any person or entity which we know or reasonably should know will re-sell or distribute  the  Licensed Products outside of the specified Territory(ies);

(4) cease to distribute the Licensed Products to any party if so requested by Affiliated or
      Jordan  in  writing;

(5) not to distribute Licensed Products after the earlier of termination of our agreement with Affiliated, or 90 days after 31 December, 2003 (SELL-OFF
PERIOD);

(6) if requested to do so by Jordan, deliver to Jordan all the Licensed Products remaining in stock on the expiration of the period referred to in clause 5 above.

In the event of any intellectual or industrial property right of whatsoever nature arising out of our distribution or shipment of the Licensed Products, we hereby undertake to assign such right, free-of-charge, to Jordan, it being acknowledged by us that no such right shall inure to our benefit by reason of our distribution or shipment of the Licensed Products.

We acknowledge Affiliated's, and Jordan's right at any time to conduct an audit of our accounts and other records, and to inspect our premises to satisfy Jordan and Affiliated of the due observance of Affiliated's obligations to Jordan and our full compliance with this Agreement.

We  further  undertake  NOT  TO:
e( incorporate or include our name or own trademarks in or on the Licensed Products or its packaging;
f( use the Property on any business sign, business cards, stationary items, forms, advertisement, promotional material, point of purchase, or other similar material;
g( use the Property as the name of our business or any division thereof; or h( imply that we have an association or official status with Jordan by using advertisements, promotional material, point of sale, or any other similar material.

We hereby acknowledge that Jordan is a third-party beneficiary of our agreement with Affiliated. We agree to hold harmless, defend and indemnify Jordan from any claims arising from the manufacture, shipment, sale or distribution of Licensed Products, or claims arising between Distributor and Affiliated in connection with the Licensed Products.

For and on behalf of          For and on behalf of          For and on behalf of
Jordan:               [Distributor's  name]:          Affiliated:


By:_______________          By:_______________          By:_______________

Title:______________     Title:______________     Title:______________

Date:  _____________          Date:  _____________          Date:  _____________

                                   SCHEDULE 4

                                    STATEMENT

STATEMENT  -  LICENSED  PRODUCT  SALES

                              Please  complete  &  submit  to:
                              --------------------------------
Affiliated  Resource  Corporation          Jordan  Grand  Prix  Ltd.
3050  Post  Oak  Boulevard,               Dadford  Road
Suite  1080                         Silverstone
Houston,  Texas                    Northamptonshire,  England  NN12  8TJ
USA  77056                         Attn:  Frank  Madden

Contract  No:  No.  JGP  004               Period:__________________
               -------------

Licensor:  JORDAN  GRAND  PRIX  LTD.

Territory:___________________________________________

(A)          (B)               (C)               (D)
          NET               QUANTITY  SOLD     LINE
LICENSED     INVOICE          OF  EACH  DURING     TOTALS
PRODUCTS:     PRICE  OF  EACH:     THE  PERIOD:          {(B)  X  C)}:
---------     ----------------     ------------          -------------
18.          $               |               $          .
             -               -               -          -
19.          $               |               $          .
             -               -               -          -
20.          $               |               $          .
             -               -               -          -
21.          $               |               $          .
             -               -               -          -
22.          $               |               $          .
             -               -               -          -
23.          $               |               $          .
             -               -               -          -
24.          $               |               $          .
             -               -               -          -
25.          $               |               $          .
             -               -               -          -
26.          $               |               $          .
             -               -               -          -
27.          $               |               $          .
             -               -               -          -
28.          $               |               $          .
             -               -               -          -
Total  Sales  During  Period  {Item  (E)}  $  _________

(1)     Total  WHOLESALE  sales  achieved  during  period
          included  in  (E)  above     _____________
(2)     Wholesale  Royalties:
          30%  X  Wholesale  Sales  in  Line  (1)     _____________
          15%  (USA  Wholesale  Sales  only  in  Line  (1))  _____________
(3)     Total  RETAIL  sales  achieved  during  period
          included  in  (E)  above     _____________
(4)     Retail  Royalties:
          30%  X  Retail  Sales  in  Line  (3)     _____________
(5)     Total  Royalties  due  for  the  period
          [Line  (2)  plus  Line  (4)]     _____________

If  Line  5 is in a Currency other than US dollars, please complete Line 6 below
(6)  Conversion  Rate(s)     _____________
(7)  Amount  of  Royalty,  in  US  dollars     _____________

Submitted  By:     ______________________________________

Date:          ______________________________________